EXHIBIT 10.9.1 Ground Handling Contract - ZAO Cargo Pulkovo (2010) (Redacted)

Standard Ground Handling Agreement

SIMPLIFIED PROCEDURE

Reg. No: JFK /LED B 1.1 .

ANNEX B 1.1. - Location(s), Agreed Services and Charges to the Standard Ground Handling Agreement (SGHA) of January 2004

Between:

Baltia Airlines, Inc.
Having its principal office at:
63-25 Saunders St., Ste 7i, Rego Park , NY 11374 USA

hereinafter referred to as "the Carrier"

and

ZAO "Cargo Terminal Pulkovo"
Having its principal office at:
St. Petersburg 196210, Russia
Pulkovskoye shosse, 37/4,
hereinafter referred to as "the Handling Company"

Effective from: 01/06/2011
This ANNEX B 1.1 ..
For the location: Pulkovo Airport, Saint-Petersburg

Is valid from 01/06/2010 till 31/05/2011
and replaces : all previous Agreements. Appendixes and Annexes

PREAMBLE:

This Annex B 1.1. has been prepared in accordance with the simplified procedure, whereby the Carrier and the Handling Company agree that the terms of the Main Agreement and Annex A of SGHA of January 2004 as published by the International Air Transport Association (IATA) shall apply as if such terms were repeated here in full. By signing this Annex B1.2. the Parties confirm that they are familiar with the aforementioned Main Agreement and Annex A.

PARAGRAPH 1 - HANDLING SERVICES AND CHARGES

1.1 The Handling Company shall provide the following services of Annex A at the following rates.

The rates are stated in USD and do not include VAT. VAT should be raised , ultimately, from the Carrier, according to Russian Federation Legislation.

1.2 No extra charges will be due over and above the charges as mentioned in sub-paragraphs 1.3 and 1.5, of this Annex B 1.1. for providing these services at night, on Public Holidays.

1.3 Cargo and mail Handling charges

1.3 .1 The rate for general cargo handling shall be - according to the following table No. 1, per kg.:

Table No. 1 (Rates for General Cargo)
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.3.2 The rate for mail handling shall be - according to the following table No. 2, per kg .:

Table No. 2 (Rates for mail)
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.3.3 The rate for special cargo handling shall be according to the following table No. 3, per kg .:

Table No. 3 (Rates for special cargo)
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.3.4 The rate for handling of general cargo, mail, and special cargo is defined as follows, depending on kind of the cargo:

At the end of each month, weight of cargo, mail, and special cargo is summarized separately for this particular month.The rate for cargo, mail, and special cargo is applied corresponding the tonnage for this particular month.

The cargo that has arrived to the terminal according to the Air Waybills (AWB) by ground transport and then factually located on the warehouse determines by us as air cargo. So, the weight of the cargo that is delivered by airline on trucks according to AWB will be summarized with the total tonnage that was transported by the airline per month and will be rated according to the Table No.1 and Table N23 of this Annex B 1.1 .. (depending on the cargo type whether it is general or special)

1.3.5 Special cargo is considered to be aviation shipment, which requires special individual technology and handling.
Special cargos are:
Human remains (HUM), heavy - weight (HEA) and oversized cargo (BIG), diplomatic cargo (DIP), valuable cargo (VAL), live animals (A VI), dangerous goods (DG), perishables (PER), human blood and organs (LHO). Perishable cargo (PER) and Pharmaceuticals (PIL) should not be charges as special cargo until (COL) and (FRO) is applied in Airway Bill. Cargo should be marked properly.
1.3.6. The rate for speeded up cargo handling is calculated according to table 3.
Speeded up cargo handling means express cargo handling procedure when outbound cargo is accepted 80 minutes before ETD and documents readiness for releasing to the consignee 60/90 minutes after cargo arrival according to ETA.

1.4. Charges for the cargo storage
General cargo is considered to be packed or piece cargo, which doesn't require special conditions and technology for handling.
1.4. 1. General cargo storage is free of charge within 3 (three) days. For outbound cargo (export) free storage period starts prior 3 (three) days to the shipping date of cargo, as shown in AWB. For inbound cargo (import) free storage period starts from the date of informing the consignee about the cargo arrival.

Free storage is not applicable for cargo stored in refrigerating, isotope chambers, live animals, and any special cargo as well.
In case of part delivery of shipments each part of shipment is considered to be a separate one.

1.4.2. The Consignee pays storage of inbound cargo (import) from the date of informing the Consignee by the Handling Company until the date of receiving and shipping the cargo from the Handling Company's warehouse, in accordance with the opened published tariffs, including terms and periods of free storage.

The Shipper pays storage of outbound cargo (export) from the date of accepting cargo by the Handling Company until the shipping date, as showed in the AWB, including terms and periods of free storage. Date shown on the AWB must not be earlier than the date of acceptance of the documents by the export dispatcher of the Handling Company.

The Carrier pays the storage of outbound cargo (export) from the shipping date, as showed in AWB until the date of actual shipping, in case the cargo was not shipped in accordance with AWB shipping dates due to any reasons, except the failures of the Handling Company, according the tariffs, pointed below.

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.5. Charges for Ramp Handling

1.5.1. For a single ground handling consisting of the arrival and the subsequent departure at agreed timings of the same aircraft, the Handling Company shall provide the following services at the following rates.

The rates are stated in USD and do not include VAT. VAT is raised ultimately from the Carrier, according to Russian Federation Legislation.

The rate for Ramp handling shall be charged per turnaround in accordance with the following table N4 :

Table No.4:

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.5.2. No charge for ramp handling is applied in case there is no mail and cargo on turnaround flight.

1.5.3. Handling in case of technical landing for other than commercial purposes will be charged at[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.6. AGREED SERVICES, THAT IS PERFORMED BY THE HANDLING COMPANY

Section 1. Representation, Administration and Supervision

1.1. General

1.1.3. Indicate that the Handling Company is acting as handling agent for the Carrier

1.2 Administrative Functions

1.2.4 Maintainhe Carrier's manuals, circulars, etc. connected with the performance of the services

Section 3. Ramp services

3.6 Loading and unloading

3.6.3 (a) Provide equipment for loading and/or unloading

3.6.5 (a) Provide equipment for transport and assembly of (2)Cargo

3.6.6 (a) Unload aircraft, returning lashing materials to the Carrier
(b) Load and secure Loads in the aircraft

3.6.7 Redistribute Loads in aircraft (in accordance with Carrier's instructions)

3.6.10 (a) Provide safeguarding of all Loads requiring special handling (e.g. valuables) during
(1) loading / unloading
(2) transport between aircraft and designated point on the airport

Section 4. Load control, communications and flight operations

4.1 Load control
4.1.2 (a) Prepare airway bills and cargo manifests where:
(2) Load Control is performed by the Carrier.

4.2 Communications

4.2.1 (a) Compile
(c) Perform EDI (electronic data interchange) transactions
(d) Inform the Carrier's representative of the contents of such messages

4.2.2 Maintain a message file containing all above mentioned messages pertaining to each flight for a minimum of 90 ninety days

Section 5. Cargo and Mail Services

5.1 Cargo and Mail Handling - General

5.1.1 (a) Provide warehouse handling and storage facilities for
(1) General Cargo
(2) Special Shipments
(3) Specialised Cargo Products
(c) Store Cargo
(d ) Take appropriate action to prevent theft of, or damage to cargo

5.1.2(a) Provide equipment for the handling of
(1) General Cargo
(2) Special Shipments
(3) Specialised Cargo Products

5.1.3 (a) Provide handling services for:
(1) General Cargo
(2) Special shipments
(3) Specialised Cargo Products
(5) Diplomatic Mail
(6) Diplomatic cargo

5.1.6 Take appropriate action to prevent theft or unauthorised use of, or damage to, the Carrier's pallets , containers, nets, straps, tie-down rings and other material in the custody of the Handling Company. Notify the Carrier immediately of any damage to or loss of such items.

5.2 Customs control

5.2.3 Place cargo under Customs control for:
a) Inbound cargo
b) Outbound cargo

5.3 Irregularities Handling

5.3.2 Report to the Carrier any irregularities discovered in cargo handling

5.3.3 Handle lost, found and damaged cargo

5.4 Document handling

5.4.1 (b) Check all documents to ensure shipment may be carried.The check shall not include the rates charged.
(c) Obtain capacity/booking information for the Carrier's flight.
(d) Split air waybill. Forward applicable copies of manifest and air waybills to the Carrier .
(e) Prepare cargo manifest(s ).
(f) Provide the load control unit with Special Load Notification.
(g) When applicable return copy of air waybill to shipper, endorsed with flight details.

5.4.2 (a) Notify consignee or agent of arrival of shipments

(b) Make available cargo documents to consignee or agent.

5.5 Physical Handling Outbound/Inbound

5.5.1 Accept cargo, ensuring that
b) manual labels are affixed and processed
c) shipments are "ready for carriage"
d) the weight and volume of the shipments are checked
e) the regulations for the carriage of special cargo, particularly the IATA Dangerous Goods Regulations (DGR), lATA Live Animals Regulations (LAR), and others have been complied with.

5.5.2 Tally and assemble for dispatch cargo for the Carrier's flight

5.5.3 Prepare
(a) Bulk cargo
(b) ULDs
For delivery onto flights

5.5.4 Establish the weight of
(a) Bulk cargo
(b) built-up ULDs

and provide the load control unit with dead load weight

5.5.5 (a) Offload bulk cargo from aircraft
(b) Check incoming cargo against air waybills and manifests
(c) Break down ULDs

5.5.6 Release cargo to the consignee or agent

5.7 Post Office Mail

5.7.3 Deliver inbound mail to
(a) on airport postal facility together with Post Office mail documents, against receipt from postal authorities

5.7.4 Pick outgoing mail from Postal Facility
(a) on airport

5.7.8 Establish the weight of
(a) Bulk mail
(b) Built-up ULD's and provide the load control unit with dead load weights

Section 6. Support services

6.3 Unit Load Device (ULD) Control

6.3.1 (a) Provide storage space for ULDs
(2) cargo ULDs

6.3.2 Take action to prevent damage, theft or unauthorised use of the Carrier's ULDs in the custody of the Handling Company. Notify the Carrier immediately of any damage or loss.

6.3.3 (a) Take physical inventory of ULD stock and maintain records

(b) Compile and dispatch ULD control messages

6.3.4 Prepare ULD exchange control documentation for all transfers of ULDs and obtain signature(s) of the transferring and receiving carrier(s) or approved third parties and distribute copies of such kind of documents.

6.3.5 Handle lost, found and damaged ULDs and notify the Carrier of such irregularities

6.7 Surface Transport

6.7.1 (a) Provide the transport of

(3) cargo and/or mail

(4) empty ULDs between

(c) separate terminals at the same airport

PARAGRAPH 2 - ADDITIONAL SERVICES AND CHARGES

2.1. Charges for the ULD handling and storage

2.1.1 ULD's storage - [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2.1.2. Deliver empty ULDs between container area of luggage department of Airport Pulkovo and container area of Handling Company , and vice versa, shall be charged [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2.2. Unclaimed Cargo

Cargo, which was not received and taken by the Consignee after the 2 month of storage from the Handling Company, counting from the moment of informing the consignee - is considered to be unclaimed cargo. The Handling Company informs the Carrier about unclaimed cargo in accordance with IRP telexes procedure s.

The Carrier is obliged to clear storehouses of the Handling Company from the unclaimed cargo and to pay for full period of storage keeping, as well as other compensations, expenses, penalties non- delivery oriented.

The payment of cargo storage within 2 (two) months is counted according to the tariffs , mentioned in paragraph 1.4.2.After the expiry of 2 months the charge for undelivered import cargo storage is [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2.3 Charges for the Service Cargo

Cargo is considered to be a service one if it belongs to the Carrier, is addressed to the Carrier or the representative of the Carrier.Among the service cargo are retail materials of airline, aircraft spares, special packing materials, catering items, blanks and forms, personal effects of airline stuff.

There is no charge for the storage of outbound (export) service cargo prior 3 days counting from the date of shipping, showed in AWB.There's no charge for the storage of inbound (import) service cargo during 3 (three) days, counting from the date of placement to the storehouses of the Handling company.

Storage of Carrier's outbound/inbound service cargo in [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2.4. All services not included in Paragraph 1 and mentioned above in Paragraph 2 of this Annex B 1.1 .. shall be charged to the Carrier by the Handling Company at rates which are acting at the moment when actual services had been provided by the Handling Company , with the prior consent of the Carrier.

PARAGRAPH 3- DISBURSEMENTS

Any disbursements made by the Handling Company on behalf of the Carrier shall be reimbursed by the Carrier at cost price plus [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

PARAGRAPH 4- LIMIT OF LIABILITY

Notwithstanding Sub-Article 8.1. ( c) of the Main Agreement and in addition to Article 8.5 thereof, the Handling Company shall indemnify the Carrier against direct loss of or damage to the Carrier's cargo (excluding Mail) caused by the negligent act or omission by or on behalf of the Handling Company in the provision of the services and/or the supply of goods under this Annex B 1.1 .., PROVIDED ALWAYS THAT the Handling Company's liability shall be limited to 17 SDR per kilo or to the actual compensation paid out by the Carrie r, whichever is less. In any event, the total amount of the claim shall not exceed USD 1,000,000, except that loss or damage in respect of any claim below USD500 shall not be indemnified. For the avoidance of doubt, the liability of the Handling Company shall never exceed the liability of the Carrier.

For the avoidance of doubt this Paragraph does not affect or prejudice the generality of the provisions of Sub-Article 8.1. of the Main Agreement

PARAGRAPH 5- SETTLEMENTS

Notwithstanding Sub-Article 7.2 of the Main Agreement, settlement of account shall be effected as follows:

5.1. Calculations for the provided services would be made in accordance with data, stated in the cargo documentation (AWB, cargo manifest, mail manifest)

5.2 The Handling company shall invoice the Carrier before the 10th day of the next month.

5.3 All invoices shall be expressed in USD and will be paid in USD or RUR in accordance with the Central Bank of Russian Federation exchange rate on the day of invoice issuing.

5.4. The payment term is 30 (thirty) calendar days from the date of invoice.

5.5 Bank commission rates and post office fees should be paid by the Carrier.

5.6 The handling tariffs set out in Paragraph 1, charges applicable under Paragraph 2 of this Annex B 1.1., as well as prices declared in price Jist should be borne ultimately b the Carrier, according to RF legislation.

5.7. In case of overdue payments, the Handling Company has the right to impose a penalty at a rate of 0.1 {zero point one)% of the outstanding amount per each day of delay, or to suspend servicing of the Carrier. Payment by the Carrier of the penalty shall not decrease the amount of the Carrier's pecuniary obligation under the Agreement.

5.8 The Carrier shall remit the amount of the invoice to the Handling Company's account.

5.9 Payment can be made by Representation of the Carrier in St.Petersburg, authorized for such payments on behalf of the Carrier.

5.10 Party's Banking Details:

The Handling Company:

ZAO "Cargo Terminal Pulkovo"
Principal office address: Pulkovskoye sh. 37/4, St.
Petersburg 196210, Russia
Mailing address: Pulkovskoye sh. 3714, St.
Petersburg, 196210, Russia
IDN 7810129213 KPP 781001001

Settlement account in Rubles:

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

The Carrier

Baltia Airlines, Inc.

Principal office address: 63-25 Saunders St., Ste 7i ,
Rego Park, NY 11374 USA Mailing address: 95-01 63rd Drive, Rego park, NY,
11374 .

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

PARAGRAPH 6- NOTIFICATION

In accordance Sub-Article 11.3 of the Main Agreement, any notice or communication to be given hereunder shall be addressed to the respective parties as follows:
Handling Company

ZAO "Cargo Terminal Pulkovo"
Pulkovskoye shosse, 37/4,
St. Petersburg 196210, Russia
tel.: +7 812 380 69 00, fax:+ 7 812 380 69 02
tel: + 7 812 380 69 49
e-mail: christian.sandona@pulkovo-carqo.ru
SIT A: LEDFFXH

The Carrier
(Head office) Baltia Airlines, Inc.
Principal office address: 63-25 Saunders St., Ste 7i ,
Rego Park, NY 11374 USA
Mailing address: 95-01 63rd Drive, Rego park, NY, 11374
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

PARAGRAPH 7- GOVERNING LAWS

The parties shall undertake all actions to attempt a settlement of the disputes and contradictions emerged across the agreement negotiating. This agreement shall be governed by and interpreted in accordance with the laws of RF. Notwithstanding with Article 9 of Main Agreement arbitration shall be conducted in the Arbitration Court of Saint-Petersburg and Saint-Petersburg region.

PARAGRAPH 8- OTHER TERMS AND CONDITIONS

8.1 The parties shall undertake to inform each other in writing of any changes in their address or banking details within 10 (ten) days. Any changes or other communications to be transferred from one party to the other party shall be transferred in writing form.

8.2 Notwithstanding Article 11 of the Main Agreement the following will apply: In case of considerable changes in handling procedures and/or information technology specifications, and if parties cannot agree on implementing or correcting such situation within 60 (sixty) days, parties are entitled to unilaterally cancel this Annex B 1.1. without prejudice to any other rights.

8.3 The Annex is made in Russian and English, with one original for each Party. In the event of any prevail.

8.4 This Annex B 1.1. shall be effective from 01/06/2010 till 31/05/2011. In a part of settlements before fulfillment by the parties the obligation under the Annex B 1.1 It shall supersede any previous arrangements between the Parties governing the provision of services at locations for which is valid this Annex B 1.1.

8.5 Both Parties shall be exempt from their obligations if prompt notification is given by either Party in respect of any failure to perform its obligations under this Annexe B 1.1. arising from a force majeure event or any other cause beyond the reasonable control of either Party.

PARAGRAPH 9- CONFIDENTIALITY

9.1. Each Party hereto expressly agrees that all information, documents and/or data, commercial or otherwise, furnished by the other Party shall be kept confidential and be used solely for the performance of this Annex B 1.1. and shall not be disclosed to any third party without the other Party's prior written consent and that no reproduction of such information, documents and/or data shall be made except for 1) the internal use of the Party to whom such information, documents and/or data are furnished and 2) except for legal and tax purposes. In particular, the Handling Company agrees to ensure that all its staff respect the confidentiality of all security measures and received information, including that contained in the security training documents, which remain the property of the Carrier.

9.2 The Handling Company agrees to take all necessary action to ensure compliance with these obligations by its subcontractors, if applicable.

9.3 The confidentiality commitments defined in this Sub-paragraph shall remain in full force and effect throughout the term of this Annex B 1.1., and five (5) years after its termination or expiry.

PARAGRAPH 10- PARTIES ENDORSEMENT

Signed for and on behalf of

/signed/
Christian Sandona /seal/
Director
Rybakova L.l.
Financial Director Chief Accountant

Signed on behalf of the Carrier
/signed/
Dmitrowsky, I.
Chief Executive Officer